EXHIBIT 10.20


               REVISED FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT


     THIS FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT is made effective as of January 1, 2001 by and among Integrated Funding, Inc., a New York corporation ("IFI"), and American Insured Mortgage Investors L.P. - Series 88 ("AIM 88").

                                    RECITALS

     A. The parties hereto entered into the Expense Reimbursement Agreement effective as of December 31, 1992 (the "Agreement") in order to allocate to IFI a portion of the expenses incurred by American Insured Mortgage Investors - Series 85, L.P. , American Insured Mortgage Investors L.P. - Series 86 and AIM 88 (collectively referred to as the "AIM Funds") in connection with the Subadvisor's management of the funds.

     B. The parties hereto entered into the amendment to Reimbursement Agreement effective as of April 1, 1994 (the "First Amendment") in order to change the allocation of expenses to each fund based on the outstanding principal balance of coinsured loans for which IFI acts as the mortgagee of record as of April 1, 1994.

     C. The parties hereto entered into the amendment to Reimbursement Agreement effective as of April 1, 1997 (the "Second Amendment") in order to change the allocation of expenses to each fund based on the outstanding principal balance of coinsured loans for which IFI acts as the mortgagee of record as of April 1, 1997.

     D. The parties hereto entered into the amendment to Reimbursement Agreement effective as of January 1, 2000 (the "Third Amendment") in order to change the allocation of expenses to each fund based on the outstanding principal balance of coinsured loans for which IFI acts as the mortgagee of record as of January 1, 2000.

     E. The parties seek to change the allocation of expenses to each fund based on the outstanding principal balance of coinsured loans for which IFI acts as the mortgagee of record as of January 1, 2001.


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "1. Reimbursement. IFI will reimburse AIM 88 a total expense amount calculated as 1.45899% annually of the outstanding principal balance of the coinsured loan for which IFI acts the mortgagee of record (approximately $9 million as of January 1, 2001, which is owned 100% by AIM 88). The total expense reimbursement shall be allocated 100% to AIM 88.


     2. Except as modified above, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                         [Signatures on following page]

                                                 INTEGRATED FUNDING, INC.

                                                 By: /s/ William B. Dockser
                                                     ----------------------
                                                     William B. Dockser
                                                     Chairman of the Board




                                                 AMERICAN INSURED MORTGAGE
                                                 INVESTORS L.P. - Series 88

                                                 By: CRIIMI, Inc.,
                                                     General Partner



                                                 By: /s/ Cynthia O. Azzara
                                                     ---------------------
                                                     Cynthia O. Azzara
                                                     Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer